Exhibit 99.2

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Signatures

KERN Cobalt Co-Invest Partners AP LP, By: KERN Cobalt Group Management Ltd., General Partner,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Cobalt Group Management Ltd.,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Energy Partners I LP, By: KERN Energy Partners Management Ltd., General Partner,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Energy Partners II LP, By: KERN Energy Partners Management II Ltd., General Partner,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Energy Partners III LP, By: KERN Energy Partners GP III LP, General Partner, By: KERN Energy Partners Management III Ltd., General Partner,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Cobalt Co-Invest V LP, By: KERN Cobalt Group V LLC, General Partner,

By:	/s/ D. Jeff van Steenbergen, Manager	03/02/12
	**Signature of Reporting Person	Date

KERN Energy Partners I U.S. LP, By: KERN Energy Partners Management Ltd., General Partner,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Energy Partners II U.S. LP, By: KERN Energy Partners Management II Ltd., General Partner,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Energy Partners III U.S. LP, By: KERN Energy Partners GP III LP, General Partner, By: KERN Energy Partners Management III Ltd., General Partner,

By:	/s/ D. Jeff van Steenbergen, Director	03/02/12
	**Signature of Reporting Person	Date

KERN Cobalt Group V LLC,

By:	/s/ D. Jeff van Steenbergen, Manager	03/02/12
	**Signature of Reporting Person	Date